ACQUISITION OF JEFFERSON COUNTY BANCSHARES, INC. OCTOBER 11, 2016 ENTERPRISE FINANCIAL SERVICES CORP NASDAQ: EFSC

1 SAFE HARBOR STATEMENT FORWARD-LOOKING STATEMENTS CERTAIN STATEMENTS CONTAINED IN THIS PRESENTATION MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE: STATEMENTS REGARDING THE MERGER, THE RANGE OF CONSIDERATION OF THE MERGER AND THE ABILITY OF THE PARTIES TO CONSUMMATE THE MERGER. FORWARD- LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “OUTLOOK,” “ESTIMATE,” “FORECAST,” “PROJECT,” “PRO FORMA” AND OTHER SIMILAR WORDS AND EXPRESSIONS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES, WHICH CHANGE OVER TIME. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE. EFSC DOES NOT ASSUME ANY DUTY AND DOES NOT UNDERTAKE TO UPDATE FORWARD-LOOKING STATEMENTS. BECAUSE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO ASSUMPTIONS AND UNCERTAINTIES, ACTUAL RESULTS OR FUTURE EVENTS COULD DIFFER, POSSIBLY MATERIALLY, FROM THOSE THAT EFSC ANTICIPATED IN ITS FORWARD-LOOKING STATEMENTS AND FUTURE RESULTS COULD DIFFER MATERIALLY FROM HISTORICAL PERFORMANCE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE POSSIBILITY: THAT EXPECTED BENEFITS MAY NOT MATERIALIZE IN THE TIMEFRAME EXPECTED OR AT ALL, OR MAY BE MORE COSTLY TO ACHIEVE; THAT THE TRANSACTION MAY NOT BE TIMELY COMPLETED, IF AT ALL; THAT PRIOR TO THE COMPLETION OF THE TRANSACTION OR THEREAFTER, EFSC’S RESPECTIVE BUSINESSES MAY NOT PERFORM AS EXPECTED DUE TO TRANSACTION-RELATED UNCERTAINTY OR OTHER FACTORS; THAT THE PARTIES ARE UNABLE TO SUCCESSFULLY IMPLEMENT INTEGRATION STRATEGIES; THAT REQUIRED REGULATORY, SHAREHOLDER OR OTHER APPROVALS ARE NOT OBTAINED OR OTHER CLOSING CONDITIONS ARE NOT SATISFIED IN A TIMELY MANNER OR AT ALL; REPUTATIONAL RISKS AND THE REACTION OF THE COMPANIES’ CUSTOMERS TO THE TRANSACTION; DIVERSION OF MANAGEMENT TIME ON MERGER-RELATED ISSUES; AND THOSE FACTORS AND RISKS REFERENCED FROM TIME TO TIME IN EFSC’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FOR ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PRESENTATION OR IN ANY DOCUMENTS, EFSC CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION, EFSC WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT ON FORM S-4 THAT WILL INCLUDE A PROXY STATEMENT OF JCB, AND A PROSPECTUS OF EFSC, AS WELL AS OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT EFSC AND JCB, MAY BE OBTAINED AT THE SEC’S INTERNET SITE (HTTP://WWW.SEC.GOV). EFSC AND JCB AND CERTAIN OF THEIR DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF JCB IN CONNECTION WITH THE PROPOSED MERGER. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF EFSC IS SET FORTH IN THE PROXY STATEMENT FOR EFSC’S 2016 ANNUAL MEETING OF SHAREHOLDERS, AS FILED WITH THE SEC ON A SCHEDULE 14A ON MARCH 16, 2016. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF THOSE PARTICIPANTS AND OTHER PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE TRANSACTION MAY BE OBTAINED BY READING THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE. FREE COPIES OF THIS DOCUMENT MAY BE OBTAINED AS DESCRIBED IN THE PRECEDING PARAGRAPH.

2 SOURCE: SNL FINANCIAL EFSC (16 BRANCHES TOTAL, 6 BRANCHES IN ST. LOUIS MSA) JEFFERSON (18 BRANCHES TOTAL, 17 BRANCHES IN ST. LOUIS MSA) ST. LOUIS MSA STRATEGIC, IN-MARKET ACQUISITION OF JEFFERSON COUNTY BANCSHARES, INC. (“JEFFERSON”) BY ENTERPRISE FINANCIAL SERVICES CORP (“EFSC”) CONSISTENT WITH M&A EXPANSION STRATEGY  MERGER PARTNER WITH EXPERIENCED BANKERS AND PROFESSIONALS  DISCIPLINED FINANCIAL TERMS  WELL KNOWN MARKET  EXTENSIVE DUE DILIGENCE ENHANCES EFSC’S FOOTPRINT IN THE ST. LOUIS MSA, WHILE BUILDING TOTAL BALANCE SHEET SIZE TO ALMOST $5 BILLION IN PRO FORMA ASSETS TOP FOUR DEPOSIT MARKET SHARE IN THE ST. LOUIS MSA  EXPANDS BRANCH PRESENCE  ~$3 BILLION OF DEPOSITS  STRENGTHENS & DIVERSIFIES CORE DEPOSIT GATHERING CAPABILITIES  ATTRACTIVE BRANCH SIZES MO

3 TRANSACTION SNAPSHOT (1) TRANSACTION VALUE (1) (1) BASED ON JEFFERSON’S 1,472,853 COMMON SHARES OUTSTANDING, 108,295 OPTIONS OUTSTANDING WITH A WAEP OF $54.72 AND EFSC’S 15-DAY VWAP OF $31.52 AS OF OCTOBER 10, 2016; ASSUMES ALL STOCK OPTIONS ARE CASHED OUT AT CLOSING (2) ACCRETION AS COMPARED TO EFSC ANALYST CONSENSUS EPS ESTIMATES CONSIDERATION  ~ 3.5% EPS ACCRETION IN PARTIAL YEAR 2017 (2), EXCLUDING ONE-TIME CHARGES  ~ 7.4% EPS ACCRETION IN 2018 (2)  ~ 3.6% DILUTION TO TBVPS AT CLOSING  TBVPS DILUTION EARN-BACK PERIOD LESS THAN 3.25 YEARS ESTIMATED FINANCIAL IMPACT  APPROXIMATELY $130.6 MILLION TRANSACTION VALUE  3,300,000 MILLION EFSC COMMON SHARES ISSUED TO JEFFERSON SHAREHOLDERS  APPROXIMATELY $26.6 MILLION IN CASH PAID, INCLUDING CASH-OUT VALUE OF JEFFERSON STOCK OPTIONS  CONSIDERATION MIX TO JEFFERSON SHAREHOLDERS OF ~ 81.5% STOCK, ~ 18.5% CASH  PRICE / TBVPS OF 140.7%  PRICE / LTM JUNE 2016 EPS OF 19.8X  PRICE / LTM JUNE 2016 EPS INCLUDING FULLY-PHASED COST SAVINGS OF 10.9X TRANSACTION VALUE & CONSIDERATION (1)

4 OVERVIEW OF JEFFERSON  JEFFERSON COUNTY BANCSHARES, INC.  ESTABLISHED IN 1911; ONE OF THE OLDEST COMMUNITY BANKS IN THE REGION  WELL RUN, TRADITIONAL COMMUNITY BANK  17 BRANCH LOCATIONS THROUGHOUT THE ST. LOUIS MSA AND 1 BRANCH IN PERRYVILLE, MO (1)  AVG. DEPOSITS PER BRANCH OF ~$63 MILLION (2)  COMMERCIALLY-FOCUSED LENDING PRACTICE  JEFFERSON HAS DEMONSTRATED DISCIPLINED BALANCE SHEET GROWTH IN RECENT YEARS  5-YEAR LOAN CAGR OF 3.9%  5-YEAR DEPOSIT CAGR OF 2.8%  JEFFERSON HAS BEEN CONSISTENTLY PROFITABLE  NET INCOME OF $7.7 MILLION FOR THE TWELVE MONTHS ENDED JUNE 30, 2016  LTM ROAA OF 0.85% FINANCIAL HIGHLIGHTS (3) (1) COMPRISED OF 13 FULL-SERVICE BRANCHES, 4 MOBILE, LIMITED-SERVICE BRANCHES AND 1 OTHER LOCATION (2) REPRESENTS THE AVERAGE DEPOSITS PER BRANCH FOR THE 13 FULL-SERVICE BRANCH LOCATIONS ONLY, AS OF JUNE 30, 2016 (3) BANK LEVEL DATA FOR JEFFERSON; AS OF AND FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 2016 SOURCE: SNL FINANCIAL Dollar Values in Millions Total Assets $928 Gross Loans $670 Deposits $766 Gross Loans / Deposits 87% ROAA 0.85% ROAE 7.67% Net Interest Margin 3.53% Efficiency Ratio 64.4% NPAs / Assets 2.90%

5 TRANSACTION RATIONALE  MATERIALLY ACCRETIVE TO EPS IN 2017 AND FORWARD YEAR EARNINGS  MODEST TBVPS DILUTION; EARNED BACK IN SLIGHTLY OVER THREE YEARS  STRONG PRO FORMA CAPITAL RATIOS SUPPORT FUTURE GROWTH AND EXPANSION  INTERNAL RATE OF RETURN OF 19.7%, CONSISTENT WITH MANAGEMENT OBJECTIVES  TRANSACTION STRUCTURED TO PROVIDE CERTAINTY TO EFSC SHAREHOLDERS WITH REGARD TO FIXED NUMBER OF SHARES ISSUED AND FIXED AMOUNT OF CASH PAID FINANCIALLY ATTRACTIVE  COMPREHENSIVE DUE DILIGENCE PROCESS COMPLETED, INCLUDING AN EXTENSIVE AND HIGHLY TRANSPARENT CREDIT REVIEW COVERING 80% OF JEFFERSON’S PORTFOLIO  CONSERVATIVE CREDIT MARK OF 4%; IDENTIFIED AND ACHIEVABLE COST SAVINGS OF 29.9%  IN-MARKET TRANSACTION WITH EXTENSIVE LOCAL KNOWLEDGE  INTEGRATION RISK IS OFFSET BY RETENTION OF KEY JEFFERSON MANAGEMENT AS WELL AS PRIOR EFSC ACQUISITION EXPERIENCE LOW EXECUTION RISK  CONSISTENT WITH EFSC’S EXPANSION STRATEGY  SIGNIFICANTLY ACCELERATES ST. LOUIS MARKET EXPANSION AND LEVERAGES EXISTING TEAM OF EXPERIENCED BANKERS AND IN-MARKET RESOURCES  ADDS VALUABLE SCALE AND OPERATING LEVERAGE IN LARGEST MARKET  REVENUE SYNERGIES COULD PROVIDE ENHANCED BENEFITS NOT CURRENTLY MODELED STRATEGICALLY COMPELLING

TOP 4 PRO FORMA DEPOSIT MARKET SHARE

MISSOURI

Rank	Institution	# of Branches	June '16 Total Deposits ($000)	Market Share (%)
1	U.S. Bancorp (MN)	235	17,351,269	12.36
2	Bank of America Corp. (NC)	81	15,479,896	11.03
3	Commerce Bancshares Inc. (MO)	114	14,648,091	10.43
4	UMB Financial Corp. (MO)	52	11,464,627	8.17
5	Central Bancompany Inc. (MO)	125	8,147,263	5.80
6	Pro Forma Company	26	3,103,635	2.21 %
6	EFSC	8	2,337,334	1.66 %
7	Great Southern Bancorp Inc. (MO)	71	2,284,048	1.63
8	Regions Financial Corp. (AL)	62	2,271,517	1.62
9	PNC Financial Services Group (PA)	39	2,163,914	1.54
10	First Banks Inc. (MO)	46	1,910,547	1.36
11	National Bank Holdings Corp. (CO)	31	1,735,745	1.24
12	First State Bancshares Inc. (MO)	51	1,707,262	1.22
13	Stupp Bros. Inc. (MO)	21	1,449,099	1.03
14	Arvest Bank Group Inc. (AR)	44	1,271,314	0.91
15	Bank of Montreal	21	1,258,282	0.90
16	NASB Financial Inc. (MO)	11	1,243,998	0.89
17	First Busey Corp. (IL)	13	1,189,821	0.85
18	Landrum Co. (MO)	17	1,181,649	0.84
19	Reliable Community Bcshs Inc. (MO)	22	1,016,055	0.72
20	Hawthorn Bancshares Inc. (MO)	23	1,011,230	0.72
	Top 20 Institutions	1,087	91,122,961	64.92
26	JEFFERSON	18	766,301	0.55 %
	Total for Institutions in Market	2,436	140,392,492	100.00 %

ST. LOUIS MSA

Rank	Institution	# of Branches	June '15 Total Deposits ($000)	Market Share (%)
1	U.S. Bancorp (MN)	117	13,440,724	19.26
2	Bank of America Corp. (NC)	53	11,264,321	16.15
3	Commerce Bancshares Inc. (MO)	50	6,450,739	9.25
4	Pro Forma Company	23	2,980,987	4.28 %
4	Regions Financial Corp. (AL)	64	2,761,735	3.96
5	EFSC	6	2,271,986	3.26 %
6	PNC Financial Services Group (PA)	44	2,231,254	3.20
7	First Banks Inc. (MO)	52	2,187,788	3.14
8	Banc Ed Corp. (IL)	20	1,533,999	2.20
9	Stupp Bros. Inc. (MO)	21	1,449,099	2.08
10	Central Bancompany Inc. (MO)	15	1,310,776	1.88
11	UMB Financial Corp. (MO)	16	1,288,303	1.85
12	First Busey Corp. (IL)	13	1,189,821	1.71
13	Bank of Montreal	16	1,151,536	1.65
14	First Co Bancorp Inc. (IL)	16	1,081,209	1.55
15	Midland States Bancorp Inc. (IL)	20	1,060,598	1.52
16	Reliance Bancshares Inc. (MO)	20	917,596	1.32
17	CBX Corp. (IL)	8	825,966	1.18
18	JEFFERSON	17	709,001	1.02 %
19	Cass Information Systems (MO)	4	651,214	0.93
20	First Mid-Illinois Bancshares (IL)	10	597,400	0.86
	Top 20 Institutions	582	54,375,065	77.97
	Total for Institutions in Market	903	69,769,443	100.00 %

- EFSC IS THE SECOND LARGEST COMMUNITY BANK BY DEPOSITS IN MISSOURI (1)
  - PRO FORMA DEPOSITS IN EXCESS OF $3.1 BILLION
  - STATEWIDE DEPOSIT MARKET SHARE RANK TO #6
- STRENGTHENS EFSC'S ALREADY SIGNIFICANT ST. LOUIS FOOTPRINT
  - PRO FORMA DEPOSITS IN EXCESS OF $2.9 BILLION
  - CREATES THE LARGEST COMMUNITY BANK BY DEPOSITS IN THE ST. LOUIS MSA (1)

(1) COMMUNITY BANKS DEFINED AS INSTITUTIONS HAVING LESS THAN $10 BILLION IN DEPOSITS
SOURCE: SNL FINANCIAL, FDIC; DEPOSIT DATA AS OF JUNE 30, 2016

6

7 SIMILARLY ATTRACTIVE DEPOSIT MAKE-UP AND COST (1) (1) BANK LEVEL DATA AS OF JUNE 30, 2016 (2) SIMPLE SUMMATION OF JUNE 30, 2016 DEPOSIT DATA; EXCLUDES PURCHASE ACCOUNTING ADJUSTMENTS SOURCE: SNL FINANCIAL  JEFFERSON’S DESIRABLE DEPOSIT MIX ENHANCES COMBINED CORE FUNDING CAPABILITIES  EXPANDED BRANCH NETWORK PROVIDES PLATFORM FOR CONTINUED ST. LOUIS MSA DEPOSIT GROWTH Q2 ‘16 Cost of Deposits: 0.35% Q2 ‘16 Cost of Deposits: 0.42% Combined Cost of Deposits: 0.36% EFSC (1) JEFFERSON (1) COMBINED (2) 25.0% 57.8% 17.2% 20.1% 60.2% 19.7% 24.0% 58.3% 17.7% Deposits ($000) Non-Interest Bearing 758,642 Int. Bearing Trans & Svgs. 1,752,053 Time Deposits 522,030 3,032,725 57.8% Deposits ($000) Non-Interest Bearing 154,109 Int. Bearing Trans & Svgs. 461,453 Time Deposits 150,739 766,301 60.2% Deposits ($000) Non-Interest Bearing 912,751 Int. Bearing Trans & Svgs. 2,213,506 Time Deposits 672,769 3,799,026 58.3%

8 Loans ($000) Construction & Land 272,437 1-4 Family 367,724 Multifamily 89,220 CRE - Income Producing 638,913 CRE - Owner Occupied 438,927 C&I 1,591,582 Consumer & Other 221,228 3,620,031 12.1% Loans ($000) Construction & Land 95,136 1-4 Family 131,853 Multifamily 36,305 CRE - Income Producing 205,787 CRE - Owner Occupied 99,697 C&I 47,627 Consumer & Other 53,519 669,924 Loans ($000) Construction & Land 177,301 1-4 Family 235,871 Multifamily 52,915 CRE - Income Producing 433,126 CRE - Owner Occupied 339,230 C&I 1,543,955 Consumer & Other 167,709 2,950,107 DIVERSIFIED LOAN PORTFOLIO, WITH STRENGTH IN C&I AND CRE (1) BANK LEVEL DATA AS OF JUNE 30, 2016 (2) SIMPLE SUMMATION OF JUNE 30, 2016 LOAN DATA; EXCLUDES PURCHASE ACCOUNTING ADJUSTMENTS SOURCE: SNL FINANCIAL (1)  JEFFERSON’S SOLID CRE PORTFOLIO IN THE ST. LOUIS MSA MESHES WELL WITH EFSC’S C&I FOCUS  CRE AND ADC CONCENTRATION LEVELS REMAIN ATTRACTIVE EFSC (1) JEFFERSON (1) COMBINED (2) 6.0% 8.0% 1.8% 14.7% 11.5% 52.3% 5.7% 14.2% 19.7% 5.4% 30.7% 14.9% 7.1% 8.0% 7.5% 10.2% 2.5% 17.6% 12.1% 44.0% 6.1% CRE / Total Risk-Based Capital ADC / Total Risk-Based Capital 178% 41%ADC / Total Risk-Based Capital 295% 92% CRE / Total Risk-Based CapitalCRE / Total Risk-Based Capital ADC / Total Risk-Based Capital 200% 51%

9  JEFFERSON’S EXPANDED COMMERCIAL AND RETAIL CUSTOMER BASES ARE COMPLEMENTARY TO EFSC’S EXISTING PRODUCT SETS  POTENTIAL FINANCIAL BENEFITS OF FUTURE FEE INCOME OPPORTUNITIES ARE NOT INCLUDED IN TRANSACTION MODELING FEE INCOME OPPORTUNITIES (1) (1) REPRESENT ILLUSTRATIVE AREAS OF POTENTIAL FEE INCOME ENHANCEMENT; POTENTIAL REVENUE ENHANCEMENTS NOT INCLUDED IN ESTIMATES OF FINANCIAL IMPACT PROVIDED HEREIN WEALTH MANAGEMENT CARD SERVICES  JEFFERSON’S GREATER RETAIL FOCUS AND DISTRIBUTION PLATFORM PROVIDE OPPORTUNITIES TO ENHANCE REVENUE THROUGH EXISTING EFSC PRODUCTS AND SERVICES TREASURY MANAGEMENT  EFSC’S HIGHLY COMPETITIVE TREASURY MANAGEMENT SUITE AFFORDS ADDITIONAL REVENUE OPPORTUNITIES TO EXISTING AND FUTURE JEFFERSON COMMERCIAL CUSTOMERS MORTGAGE

10 TRANSACTION STRUCTURE AND VALUE (1)  $130.6 MILLION  BLENDED PRICE PER SHARE OF $86.44  PRICE / Q2’16 TANGIBLE BOOK VALUE: 140.7%  PRICE / LTM JUNE 2016 EPS: 19.8X  PRICE / LTM JUNE 2016 EPS INCLUDING FULLY-PHASED IN COST SAVINGS: 10.9X TRANSACTION VALUE (1) (1) BASED ON JEFFERSON’S 1,472,853 COMMON SHARES OUTSTANDING, 108,295 OPTIONS OUTSTANDING WITH A WAEP OF $54.72 AND EFSC’S 15-DAY VWAP OF $31.52 AS OF OCTOBER 10, 2016; ASSUMES ALL STOCK OPTIONS ARE CASHED OUT AT CLOSING  81.5% OF JEFFERSON COMMON SHARES RECEIVE STOCK CONSIDERATION; 18.5% OF JEFFERSON COMMON SHARES RECEIVE CASH CONSIDERATION  FIXED NUMBER OF EFSC COMMON SHARES OF 3,300,000 ISSUED TO JEFFERSON COMMON SHARES RECEIVING STOCK; FIXED EXCHANGE RATIO OF 2.75 EFSC SHARES ISSUED FOR EACH JEFFERSON SHARE RECEIVING STOCK CONSIDERATION  FIXED AMOUNT OF CASH OF APPROXIMATELY $26.6 MILLION PAID, INCLUDING THE CASH-OUT OF UNEXERCISED JEFFERSON STOCK OPTIONS CONSIDERATION  JEFFERSON TO MERGE WITH AND INTO EFSC  EAGLE BANK & TRUST COMPANY OF MISSOURI TO MERGE WITH AND INTO ENTERPRISE BANK & TRUST TRANSACTION STRUCTURE

11  NO REVENUE SYNERGIES ASSUMED REVENUE SYNERGIES PURCHASE ACCOUNTING ADJUSTMENTS  (4.0)% CREDIT MARK TO LOAN PORTFOLIO EQUATING TO $27.9 MILLION  (6.8)% MARK ON FIXED ASSETS EQUATING TO $1.5 MILLION  CORE DEPOSIT INTANGIBLE OF $10.3 MILLION AMORTIZED SYD OVER 10 YEARS COST SAVINGS  29.9% COST SAVINGS, ANNUAL PRE-TAX RUN-RATE OF APPROXIMATELY $8.0 MILLION  63% OF EFFICIENCIES REALIZED IN YEAR ONE, 100% ANNUALLY THEREAFTER MERGER RELATED CHARGES  PRE-TAX, ONE-TIME TRANSACTIONS COSTS OF APPROXIMATELY $10 MILLION  30% REALIZED PRIOR TO CLOSING, 70% POST CLOSING KEY TRANSACTION ASSUMPTIONS EXPECTED TIMING  TRANSACTION CLOSE IN Q1 2017, SYSTEMS CONVERSION ANTICIPATED IN Q2 2017  CUSTOMARY REGULATORY AND JEFFERSON SHAREHOLDER APPROVALS REQUIRED  EFSC SHAREHOLDER APPROVAL NOT REQUIRED JEFFERSON LEADERSHIP  CEO OF JEFFERSON, MICHAEL W. WALSH, TO SERVE ON ENTERPRISE BANK & TRUST SENIOR MANAGEMENT TEAM AND BANK-LEVEL BOARD OF DIRECTORS  JEFFERSON WILL BE GIVEN ONE BOARD SEAT ON THE EFSC BOARD OF DIRECTORS

12  ~ 3.5% ACCRETIVE IN PARTIAL YEAR 2017  ~ 7.4% ACCRETIVE IN 2018 EPS IMPACT (1) TANGIBLE BOOK VALUE PER SHARE IMPACT  ~ 3.6% DILUTION TO TANGIBLE BOOK VALUE PER SHARE AT CLOSE  TBVPS DILUTION EARN-BACK PERIOD LESS THAN 3.25 YEARS (2) PRO FORMA CONSOLIDATED CAPITAL RATIOS (3)  ~ 8.5% TANGIBLE COMMON EQUITY / TANGIBLE ASSETS RATIO  ~ 9.9% TIER I LEVERAGE RATIO  ~ 11.5% TOTAL RISK BASED CAPITAL RATIO INTERNAL RATE OF RETURN  ~ 19.7% ESTIMATED FINANCIAL IMPACT (1) ACCRETION AS COMPARED TO EFSC ANALYST CONSENSUS EPS ESTIMATES; 2017 EXCLUDES TRANSACTION RELATED ONE-TIME COSTS (2) CROSS-OVER METHOD UTILIZED IN CALCULATION OF TANGIBLE BOOK VALUE PER SHARE DILUTION EARN-BACK (3) ESTIMATED AT TIME OF CLOSING

13 APPENDIX

PURCHASE PRICE RECONCILIATION

Bifurcated Pricing and Consideration				
				W-A Strike
Jefferson Common Shares Outstanding	1,472,853	Jefferson Options Outstanding	108,295	$54.72
Jefferson 6/30/16 TBVPS	$61.42	Exchange Ratio	2.7500x	
EFSC Stock Price for Deal Value Calculation (1)	$31.52	EFSC Shares Issued to Jefferson	3,300,000	

VALUE TO COMMON	% Shares	Shares	Price / Share	P/TBV	Value to Shares	% Contribution	Blended Price / Share
Cash to Common Shares	18.53%	272,853	$85.39	139.0%	$23,298,076	18.30%	
Stock to Common Shares	81.47%	1,200,000	$86.68	141.1%	$104,011,380	81.70%	**$86.44**
Total Value to Common	100.00%	1,472,853		140.7%	$127,309,456	100.00%	

VALUE TO OPTIONS	Options	Strike Price	Cash Out Price	Intrinsic Value
Options - Cashed Out at the Fixed Cash Price / Share	108,295	$54.72	$85.39	$3,321,074

CONSIDERATION SUMMARY	Consideration	Defined Threshold
Total Value in Cash	$26,619,150	$26,619,150 (2)
EFSC Shares Issued	3,300,000	3,300,000 (3)
Total Value in Stock	$104,011,380	
Aggregate Transaction Value	**$130,630,530**	

(1) EFSC stock valued at its trailing 15-day VWAP as of October 10, 2016
(2) $26.6 million of cash consideration subject to possible adjustment due to stock option exercises, with aggregate cash consideration paid to Jefferson common shareholders increased dollar for dollar for the amount of any increase to Jefferson equity due to the exercise of Jefferson stock options prior to closing
(3) If the number of Jefferson common shares outstanding at closing increases from the number of Jefferson common shares outstanding at signing of the definitive agreement due to the exercise of Jefferson stock options, the number of Jefferson common shares at closing receiving stock consideration will be adjusted to ensure the issuance of 3,300,000 EFSC common shares (with a reciprocal change made to the number of Jefferson common shares receiving cash consideration)

14

15 NOTE: FINANCIAL DATA AS OF JUNE 30, 2016; BANK LEVEL DATA; DOLLARS IN THOUSANDS SOURCE: SNL FINANCIAL OVERVIEW OF JEFFERSON 79.5% 83.4% 83.9% 84.8% 84.9% 87.4% 0.0% 25.0% 50.0% 75.0% 100.0% 2012 2013 2014 2015 2016Q1 2016Q2 Total Assets Gross Loans Total Deposits Gross Loans / Total Deposits $884 $891 $888 $906 $920 $928 $0 $500 $1,000 2012 2013 2014 2015 2016Q1 2016Q2 $730 $754 $742 $758 $768 $766 $0 $250 $500 $750 $1,00 2012 2013 2014 2015 2016Q1 2016Q2 $580 $629 $623 $643 $652 $670 -$10 $100 $300 $500 $700 $900 2012 2013 2014 2015 2016Q1 2016Q2

16 (1) PROFITABILITY MEASURES AS OF THE TWELVE MOTHS ENDED JUNE 30, 2016 NOTE: BANK LEVEL DATA; DOLLARS IN THOUSANDS SOURCE: SNL FINANCIAL OVERVIEW OF JEFFERSON 0.57% 0.77% 0.86% 0.85% 0.84% 0.85% 0.00% 1.00% 2012 2013 2014 2015 2016L1 2016L2 5.49% 7.70% 8.21% 7.77% 7.63% 7.67% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 2012 2013 2014 2015 2016L1 2016L2 $4,950 $6,850 $7,640 $7,679 $7,619 $7,733 $0 $5,000 $1 ,000 2012 2013 2014 2015 2016L1 2016L2 ROAA (1) ROAE (1) Net Income (1) Net Interest Margin (1) 3.33% 3.58% 3.45% 3.53% 3.57% 3.53% 0.00% 1.00% 2.00% 3.00% 4.00% 5.0% 201 2013 2014 2015 2016L1 2016L2

17 NOTE: FINANCIAL DATA AS OF JUNE 30, 2016; BANK LEVEL DATA SOURCE: SNL FINANCIAL OVERVIEW OF JEFFERSON TCE / TA Tier 1 Leverage Ratio NPAs / Assets NCOs / Average Loans 9.62% 9.47% 10.35% 10.53% 10.54% 10.51% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 2012 2013 2014 2015 2016Q1 2016Q2 9.45% 9.72% 10.17% 10.46% 10.47% 10.37% 0.00% 3.00% 6.00% 9.00% 12.00% 2012 2013 2014 2015 2016Q1 2016Q2 5.28% 3.74% 3.48% 3.08% 2.94% 2.90% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.0% 2012 2013 2014 2015 2016Q1 2016Q2 0.69% 0.15% 0.19% 0.26% 0.05% 0.04% 0.00% 0.50% 1.0% 2012 2013 2014 2015 2016Q1 2016Q2